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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

        NEW JERSEY                                              22-3103129
(State or other jurisdiction                               (IRS Employer Number)
     of incorporation)

                              181 UNIVERSITY AVENUE
                         TORONTO, ONTARIO M5H 3M7 CANADA
          (Address of principal executive offices, including ZIP code)

                                 (416) 363-5059
              (Registrant's telephone number, including area code)


     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered






     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is made effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form
relates:   333-73039.


     Securities to be registered pursuant to Section 12(g) of the Act:

                           Common stock, no par value
                                (Title of class)


                                (Title of class)



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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Incorporated herein by reference is the section entitled "Securities to be Offered," relating to the Registrant's common stock, no par value, described on pages 10 and 11 of the prospectus included as part of Amendment No. 3 to the Registration Statement on Form S-3 as filed with the SEC on June 18, 1999, Registration 333-73039.


ITEM 2.           EXHIBITS

                  3.1 Certificate of Incorporation, as amended, filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and is incorporated herein by reference.

                  3.2 By-laws of the Registrant, filed as Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, and is incorporated herein by reference.

                  4.1 Common Stock specimen, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, and is incorporated herein by reference.

                  4.2 Form of Placement Agent Warrant, dated January 15, 1999 filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  4.3 Form of Underwriter's Option, dated December 21, 1995 filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  4.4 Form of Underwriter's Option, dated May 1, 1996 filed as
Exhibit 4.4 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  4.5 Sunrise Financial Corp. Warrant, dated October 14, 1993 filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  4.6 Extension of Warrant Certificate for Purchase of Common Stock, dated July 30, 1998 filed as Exhibit 4.6 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  4.7 Mid-Ocean Investments Ltd. Warrant, dated as of March 22, 1995 filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  99.2 Underwriting Agreement, dated December 11, 1995, filed as
Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-98030, and is incorporated herein by reference.

                  99.3 Underwriting Agreement, dated February 28, 1996, filed as
Exhibit 1.1 to Registrant's Registration Statement on Form S-3, No. 33-31362, and is incorporated herein by reference.

                  99.4 Underwriting Agreement, dated April 15, 1996, filed as
Exhibit 1.1 to Registrant's Registration Statement on Form S-2, No. 33-32376, and is incorporated herein by reference.

                  99.5 Investor Relations Retainer Agreement, dated October 14, 1993 filed as Exhibit 99.5 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

                  99.6 Investor Relations Services Agreement dated May 1, 1995 filed as Exhibit 99.6 to the Registrant's Registration Statement on Form S-3, No. 333-73039, and is incorporated herein by reference.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     DUSA Pharmaceuticals, Inc.
                                                     (Registrant)

                                                   June 18, 1999
                                                          (Date)

                            By:      s/D. Geoffrey Shulman
                                     D. Geoffrey Shulman, President
                                     and Chief Executive Officer